Exhibit 99.1

PRESS RELEASE
4/23/26
Carlisle Companies Reports First Quarter Results
SCOTTSDALE, ARIZONA, April 23, 2026 - Carlisle Companies Incorporated (NYSE:CSL) today announced its first quarter 2026 financial results.
•Revenue of $1.1 billion, down 4% year-over-year
•Diluted EPS of $3.10 and adj. EPS of $3.63, up 1% year-over-year
•Operating margin of 17.1% and adj. EBITDA margin of 22.3%, up 50 bps year-over-year
•Repurchased $250 million of shares, maintaining $1 billion share repurchase target for 2026
•Reaffirming Full-Year 2026 outlook of +LSD revenue and ~50 bps adj. EBITDA margin expansion
Comments from Chris Koch, Chair, President and Chief Executive Officer
"Carlisle reported strong first quarter results despite challenges associated with the Middle East conflict, housing affordability, and weather. Our team executed with discipline against our Vision 2030 priorities, delivering adjusted EPS of $3.63 and increasing adjusted EBITDA margin by 50 basis points. Revenue of $1.1 billion was impacted by unfavorable winter weather conditions that constrained contractors' days on the roof throughout the quarter into early March. The quarter was shaped by three themes: our swift pricing response to oil-driven cost inflation, our disciplined execution in protecting margins, and our continued progress on innovation and other strategic priorities.
"While the cost of our raw materials does not fully correlate with oil price fluctuations, the magnitude and increasing duration of elevated oil prices has impacted our petrochemical-linked raw material inputs. We have responded quickly to this cost inflation by announcing price increases across CCM and CWT. In addition to the March price announcements, we announced a second round of price increases at CCM today to offset the additional cost pressures driven by the continued disruption in the petrochemical supply chain. With respect to freight rates, we increased freight surcharges today in addition to the surcharges put in place in March.
"At CCM, adjusted EBITDA margin expanded approximately 30 basis points year-over-year to 27.4% despite lower revenue, as COS-driven productivity gains, procurement discipline, and selling and administrative cost controls more than offset volume headwinds. At CWT, adjusted EBITDA margins decreased 40 basis points year-over-year to 15.2% due to lower volumes which was partially offset by the positive impact of operational improvements that continued to deliver measurable results, including footprint consolidation and expanded in-house polystyrene resin capacity.
"The quarter also marked meaningful progress toward our Vision 2030 goal of driving value through innovation. Our new ThermaThin 7 polyiso insulation received both the People’s Choice and Expert’s Choice awards at the 2026 International Roofing Expo. Across the business, we are on track to launch many new products in 2026, reflecting strong momentum in our innovation pipeline.
"As we move through 2026, we remain focused on integrating recent acquisitions, driving structural margin improvement through the Carlisle Operating System, and elevating the Carlisle Experience.
"Based on our progress and strategic actions to date, we are reaffirming our full-year 2026 outlook of low-single-digit revenue growth and approximately 50 basis points of adjusted EBITDA margin expansion. While increased macroeconomic uncertainty related to ongoing geopolitical conflicts could weigh on an already-soft new construction market, we are closely monitoring these dynamics and remain focused on disciplined execution and utilizing the levers in our control. Our balance sheet remains strong, and our share repurchase program continues to progress toward our $1 billion full-year target. We remain confident in the path to $40 of adjusted EPS and 25%-plus ROIC under Vision 2030."

First Quarter 2026 Financial Summary

	Three Months Ended March 31,
(in millions, except per share amounts)	2026	2025	Change %
Revenues	$1,052.1	$1,095.8	(4)%
Operating income	180.3	183.6	(2)%
Operating margin	17.1%	16.8%	30 bps
Income from continuing operations	127.7	140.1	(9)%
Diluted EPS	3.10	3.13	(1)%

Adjusted EBITDA	234.6	238.4	(2)%
Adjusted EBITDA margin	22.3%	21.8%	50 bps
Adjusted EPS	3.63	3.61	1%
First Quarter 2026 Segment Highlights
Carlisle Construction Materials ("CCM")
•CCM revenue decreased 5% (-6% organic) to $758 million, reflecting lower volumes due to the adverse impact of winter weather on shipment timing and continued softness in commercial new construction activity, partially offset by solid re-roofing growth.
•CCM operating income decreased 6% to $184 million, and adjusted EBITDA decreased 4% to $208 million, reflecting an adjusted EBITDA margin of 27.4%, up 30 basis points year-over-year despite lower revenue. The improvement in adjusted EBITDA margin was driven by COS-led productivity gains, procurement discipline, and selling and administrative cost controls.
Carlisle Weatherproofing Technologies ("CWT")
•CWT revenue decreased 1% (-3% organic) to $294 million, as M&A contributions partially offset lower volumes due to continued softness in residential and non-residential new construction markets.
•CWT operating income increased 7% to $17 million, and adjusted EBITDA decreased 3% to $45 million, reflecting an adjusted EBITDA margin of 15.2%, down 40 basis points year-over-year. This margin decrease reflects the impact of lower volumes partially offset by the ongoing benefit of operational improvements, including manufacturing footprint consolidation and the expansion of in-house expanded polystyrene resin capacity.
Cash Flow
•For the quarter ended March 31, 2026, cash used in operating activities was $45 million, and free cash flow used in continuing operations was $73 million, reflecting a $125 million post-year-end settlement of an accrued tax-related liability. Excluding this tax-related payment, operating cash flow improved year-over-year as less cash was deployed into working capital.
•During the quarter ended March 31, 2026, we invested $28 million in capital expenditures. We also returned $296 million to shareholders through $250 million of share repurchases and $46 million of dividends.
•As of March 31, 2026, we had $771 million in cash and cash equivalents and $1.0 billion available under our revolving credit facility.
Reaffirms 2026 Outlook
•FY 2026 consolidated revenues up low-single-digit percentage year-over-year
◦CCM up low-single-digit percentage year-over-year
◦CWT up low-single-digit percentage year-over-year
•FY 2026 adjusted EBITDA margins up ~50 basis points

Conference Call and Webcast
Carlisle will discuss first quarter 2026 results on a conference call at 5:00 p.m. ET today. The call can be accessed via webcast, along with related materials, at www.carlisle.com/investors/events-and-presentations and via telephone as follows:
Domestic toll free: 800-715-9871
International: 646-307-1963
Conference ID: 7254110
Forward-Looking Statements
This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, about our expectations, plans, objectives, future financial performance and other matters that are not historical facts. You can identify these forward-looking statements by our use of words such as "anticipate," "believe," "continues," "estimate," "expect," "forecast," "foresee," "intends," "may," "plans," "project," "pursue," "should," "will" and similar expressions. We cannot guarantee that any forward-looking statement will be realized, although we believe that we have been prudent in our plans, estimates and assumptions. Such statements are made based on known events and circumstances at the time of publication and, as such, are subject in the future to unforeseen risks and uncertainties and to assumptions that may prove to be inaccurate. It is possible that our future performance may differ materially from current expectations expressed in, or implied by, these forward-looking statements due to a variety of factors, including:
•increasing price and product/service competition by foreign and domestic competitors, including new entrants;
•significant reliance on our key customers;
•damage to, or prolonged disruption of, our manufacturing facilities;
•technological developments and changes;
•the ability to continue to introduce competitive new products and services on a timely, cost-effective basis;
•our mix of products/services;
•increases in raw material costs that cannot be recovered in product pricing;
•domestic and foreign governmental and public policy changes including environmental and industry regulations;
•the ability of our customers to maintain appropriate labor levels under U.S. immigration laws, policies and practices;
•the ability to meet our goals relating to our intended reduction of greenhouse gas emissions, including our net zero commitments;
•threats associated with, and efforts to combat, terrorism;
•protection and validity of patent and other intellectual property rights;
•the identification of strategic acquisition targets and our successful completion of any transaction and integration of our strategic acquisitions;
•the cyclical nature of our businesses;
•the impact of information technology, cybersecurity, artificial intelligence or data security breaches at our businesses or third parties;
•the outcome of pending and future litigation, including product liability claims, and governmental proceedings;
•general industry and market conditions and growth rates, the condition of the financial and credit markets and general domestic and international economic conditions, including inflation, interest rate and currency exchange rate fluctuations, and tariffs;
•any conflict in the international arena, including the Russian invasion of Ukraine and war in the Middle East; and
•the other factors discussed in the reports we file with, or furnish to, the Securities and Exchange Commission from time to time.

Any forward-looking statement speaks only as of the date on which that statement is made, and we undertake no duty to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made, unless otherwise required by law. New factors emerge from time to time, and it is not possible for us to predict all of those factors, nor can we assess the impact of each of those factors on the business.
Non-GAAP Disclosure
Carlisle reports its financial results in accordance with the U.S. generally accepted accounting principles (GAAP). This press release also contains certain financial measures such as adjusted EPS, adjusted EBITDA, adjusted EBITDA margin, organic revenue, and free cash flow that are not recognized under GAAP. Management believes that adjusted EPS, adjusted EBITDA, adjusted EBITDA margin, and organic revenue are useful to investors because they allow for comparison to Carlisle’s and its segments' performance in prior periods without the effect of items that, by their nature, tend to obscure core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. Management believes free cash flow is useful to investors as an additional way of viewing Carlisle's liquidity and provides a more complete understanding of factors and trends affecting Carlisle's cash flows. As a result, management believes that these measures enhance the ability of investors to analyze trends in Carlisle’s businesses and evaluate Carlisle’s performance relative to similarly-situated companies. Reconciliations of these measures to amounts reported in Carlisle's consolidated financial statements are in the supplemental schedules of this press release. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Carlisle is not providing reconciliations for forward-looking non-GAAP financial measures because Carlisle does not provide GAAP financial measures on a forward-looking basis as Carlisle is unable to predict with reasonable certainty the ultimate outcome of adjusted items with unreasonable effort. These items are uncertain, depend on various factors, and could be material to Carlisle's financial results computed in accordance with GAAP.
About Carlisle Companies Incorporated
Carlisle Companies Incorporated is a leading supplier of innovative building envelope products and solutions for more energy efficient buildings. Through its building products businesses – Carlisle Construction Materials ("CCM") and Carlisle Weatherproofing Technologies ("CWT") – and family of leading brands, Carlisle delivers innovative, labor reducing and environmentally responsible products and solutions to customers through the Carlisle Experience. Carlisle is committed to generating superior shareholder returns and maintaining a balanced capital deployment approach, including investments in our businesses, strategic acquisitions, share repurchases and continued dividend increases. Leveraging its culture of continuous improvement as embodied in the Carlisle Operating System ("COS"), Carlisle has committed to achieving net-zero greenhouse gas emissions by 2050.
*EPS referenced in this release is from continuing operations unless otherwise noted.

CONTACT:	Mehul Patel
Vice President, Investor Relations
(310) 592-9668
mpatel@carlisle.com

Carlisle Companies Incorporated
Unaudited Consolidated Statements of Income

	Three Months Ended March 31,
(in millions, except per share amounts)	2026	2025
Revenues	$1,052.1	$1,095.8

Cost of goods sold	688.9	710.1
Selling and administrative expenses	171.8	194.0
Research and development expenses	12.1	10.7
Other operating expense (income), net	(1.0)	(2.6)
Operating income	180.3	183.6
Interest expense	28.3	14.8
Interest income	(8.9)	(6.4)
Other non-operating expense (income), net	(2.3)	0.2
Income from continuing operations before income taxes	163.2	175.0
Provision for income taxes	35.5	34.9
Income from continuing operations	127.7	140.1
Income (loss) from discontinued operations	—	3.2
Net income	$127.7	$143.3

Basic earnings per share attributable to common shares:
Income from continuing operations	$3.12	$3.16
Income (loss) from discontinued operations	—	0.07
Basic earnings per share	$3.12	$3.23

Diluted earnings per share attributable to common shares:
Income from continuing operations	$3.10	$3.13
Income (loss) from discontinued operations	—	0.07
Diluted earnings per share	$3.10	$3.20

Average shares outstanding:
Basic	40.8	44.3
Diluted	41.1	44.7

Dividends declared and paid per share	$1.10	$1.00

Carlisle Companies Incorporated
Unaudited Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
(in millions)	2026	2025
Net cash provided by (used in) operating activities	$(44.7)	$1.8

Investing activities:
Acquisitions, net of cash acquired	—	(49.9)
Capital expenditures	(28.3)	(29.0)
Other investing activities, net	0.3	—
Net cash provided by (used in) investing activities	(28.0)	(78.9)

Financing activities:
Repurchases of common stock	(250.0)	(400.0)
Dividends paid	(45.7)	(45.2)
Proceeds from exercise of stock options	38.9	2.7
Withholding tax paid related to stock-based compensation	(9.9)	(12.9)
Other financing activities, net	(1.3)	(1.0)
Net cash provided by (used in) financing activities	(268.0)	(456.4)

Effect of foreign currency exchange rate changes on cash and cash equivalents	(0.1)	0.2
Change in cash and cash equivalents	(340.8)	(533.3)
Cash and cash equivalents at beginning of period	1,112.1	753.5
Cash and cash equivalents at end of period	$771.3	$220.2

Carlisle Companies Incorporated
Unaudited Selected Consolidated Balance Sheet Data

(in millions)	March 31, 2026	December 31, 2025
Cash and cash equivalents	$771.3	$1,112.1
Long-term debt, including current portion	2,888.6	2,886.4
Total stockholders' equity	1,653.2	1,795.4

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Organic Revenue
Organic revenue (defined as revenues excluding revenue from acquisitions completed within the last 12 months and the impact of changes in foreign exchange rates versus the U.S. Dollar) is intended to provide investors and others with information about Carlisle's and its segments' recurring operating performance. This information differs from revenue determined in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's and its segments' organic revenue follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended March 31,
(in millions, except percentages)	CSL		CCM		CWT
2025 Revenues (GAAP)	$1,095.8		$798.5		$297.3
Organic	(55.0)	(5.0)%	(46.2)	(5.8)%	(8.8)	(3.0)%
Acquisitions	4.2	0.4%	—	—%	4.2	1.4%
FX impact	7.1	0.6%	5.8	0.7%	1.3	0.5%
Total change	(43.7)	(4.0)%	(40.4)	(5.1)%	(3.3)	(1.1)%
2026 Revenues (GAAP)	$1,052.1		$758.1		$294.0

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Free Cash Flow
Free cash flow (defined as net cash provided by operating activities less capital expenditures) is intended to provide investors and others with information about Carlisle's liquidity and provides a more complete understanding of factors and trends affecting Carlisle's cash flows. This information differs from operating cash flow determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's free cash flow follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended March 31,
(in millions)	2026	2025
Net cash provided by (used in) operating activities (GAAP)	$(44.7)	$1.8
Less: Operating cash flow from discontinued operations	—	3.2
Operating cash flow from (used in) continuing operations	$(44.7)	$(1.4)

Capital expenditures (GAAP)	$(28.3)	$(29.0)
Less: Capital expenditures at discontinued operations	—	—
Capital expenditures at continuing operations	$(28.3)	$(29.0)

Operating cash flow from (used in) continuing operations	$(44.7)	$(1.4)
Capital expenditures at continuing operations	(28.3)	(29.0)
Free cash flow from (used in) continuing operations	$(73.0)	$(30.4)

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin
Earnings before interest and taxes ("EBIT") (defined as net income excluding income/loss from discontinued operations, interest expense, interest income, and provision for income taxes), adjusted EBIT (defined as EBIT excluding gains/losses and costs from acquisitions, dispositions, restructuring, impairment, casualty losses and insurance recoveries, legal settlements, pension settlements, and debt extinguishment), adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") (defined as adjusted EBIT excluding depreciation and amortization) and adjusted EBITDA margin (defined as adjusted EBITDA divided by total revenues) are intended to provide investors and others with information about Carlisle's and its segments' performance without the effect of items that, by their nature, tend to obscure core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. As a result, management believes that these measures enhance the ability of investors to analyze trends in Carlisle's businesses and evaluate Carlisle's performance relative to similarly-situated companies. This information differs from net income and operating income determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's and its segments' EBIT, adjusted EBIT, adjusted EBITDA and adjusted EBITDA margin follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended March 31,
(in millions, except percentages)	2026	2025
Net income (GAAP)	$127.7	$143.3
Less: Income from discontinued operations (GAAP)	—	3.2
Income from continuing operations (GAAP)	127.7	140.1
Provision for income taxes	35.5	34.9
Interest expense	28.3	14.8
Interest income	(8.9)	(6.4)
EBIT	182.6	183.4
Non-comparable (gains) / losses and costs related to:
Acquisitions	0.4	6.8
Dispositions	0.1	0.1
Restructuring	2.4	0.1
Legal settlements	(0.1)	0.2
Total non-comparable items	2.8	7.2
Adjusted EBIT	185.4	190.6
Depreciation	18.8	17.7
Amortization	30.4	30.1
Adjusted EBITDA	$234.6	$238.4
Divided by:
Total revenues	$1,052.1	$1,095.8
Adjusted EBITDA margin	22.3%	21.8%

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended March 31, 2026			Three Months Ended March 31, 2025
(in millions, except percentages)	CCM	CWT	Corporate	CCM	CWT	Corporate
Operating income (loss) (GAAP)	$184.0	$17.3	$(21.0)	$194.8	$16.2	$(27.4)
Non-operating expense (income), net	0.1	(0.1)	(2.3)	(0.1)	—	0.3
EBIT	183.9	17.4	(18.7)	194.9	16.2	(27.7)
Non-comparable (gains) / losses and costs related to:
Acquisitions	—	0.2	0.2	—	4.4	2.4
Dispositions	—	0.1	—	—	0.1	—
Restructuring	1.1	1.3	—	—	0.1	—
Legal settlements	0.1	(0.2)	—	—	0.2	—
Total non-comparable items	1.2	1.4	0.2	—	4.8	2.4
Adjusted EBIT	185.1	18.8	(18.5)	194.9	21.0	(25.3)
Depreciation	13.4	5.1	0.3	12.6	4.7	0.4
Amortization	9.4	20.9	0.1	9.0	20.6	0.5
Adjusted EBITDA	$207.9	$44.8	$(18.1)	$216.5	$46.3	$(24.4)
Divided by:
Total revenues	$758.1	$294.0	$—	$798.5	$297.3	$—
Adjusted EBITDA margin	27.4%	15.2%	NM	27.1%	15.6%	NM

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Adjusted Net Income and Adjusted EPS

	Three Months Ended March 31, 2026			Three Months Ended March 31, 2025
(in millions, except per share amounts)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)
Net income (GAAP)		$127.7	$3.10		$143.3	$3.20
Less: Income from discontinued operations (GAAP)		—	—		3.2	0.07
Income from continuing operations (GAAP)		127.7	3.10		140.1	3.13
Non-comparable (gains) / losses and costs related to:
Acquisitions	0.4	0.3	0.01	6.8	5.2	0.12
Dispositions	0.1	0.1	—	0.1	0.1	—
Restructuring	2.4	1.9	0.04	0.1	0.1	—
Legal settlements	(0.1)	—	—	0.2	0.2	0.01
Acquisition-related amortization(3)	28.8	22.1	0.54	28.4	21.6	0.48
Discrete tax items(4)	—	(2.4)	(0.06)	—	(5.8)	(0.13)
Total adjustments		22.0	0.53		21.4	0.48
Adjusted net income		$149.7	$3.63		$161.5	$3.61
(1)The impact to net income reflects the tax effect of noted items, which is calculated at a blended tax rate based on Carlisle's operations and the jurisdictions in which we operate.
(2)The per share impact of adjustments to each period is based on diluted shares outstanding using the two-class method.
(3)Acquisition-related amortization includes the amortization of customer relationships, technology, trade names and other intangible assets recorded in purchase accounting in connection with a business combination. These intangible assets contribute to revenue generation and the amortization of these assets will recur until such intangible assets are fully amortized.
(4)Discrete tax items include current period tax expense or benefit related to prior year items, the tax impact of foreign currency gains and losses, or changes in tax laws or rates.